SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2009

Organic Alliance, Inc.
(Exact name of registrant as specified in Charter)

Nevada	333-152980	20-0853334
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1250 NE Loop 410, Suite #320
San Antonio, TX 78209
(Address of Principal Executive Offices)

(210) 826-8900
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 2, 2009 Parker Booth was appointed the Company's President.  Prior thereto, since October 2008, Mr Booth assisted the Company on an unpaid basis.

Mr. Booth has over 30 years of sales and operation experience in the fresh foods and international transportation industries. From 5/7/07 to 11/01/08 he was president of Ace Tomato and Delta PrePack, two companies that farm, ship, repack and market fresh fruits and vegetables. Prior to running Ace Tomato and Delta PrePack, from 08/08/200 to 5/1/07 he was employed by Fresh Express, most recently there as Vice President Food Service Division. In this position he was responsible for overseeing and directing the company’s foodservice business, which included managing the sales division’s growth and formulating long-range strategic sales plans. Mr. Booth has extensive international business and sales experience as a result of his work in Asia, Europe and South America when he was employed by TransFresh Corp and where he was responsible for developing and expanding markets for the use of controlled atmosphere technology. This technology is used in the shipping industry today for the worldwide, long-distance, ocean transport of perishable commodities such as fresh fruits and vegetables.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organic Alliance, Inc.
(Registrant)

By:	/s/ Thomas Morrison
Thomas Morrison
Chief Executive Officer

Date:	January 2, 2009